                                                                   Exhibit 10.16

      AGREEMENT OF LEASE dated as of February 10, 2006 between TM PARK AVENUE LLC, a New York Limited Liability Company having an office at 315 Park Avenue South, New York, New York 10010 (hereinafter called "Landlord") and Epsilon Interactive, LLC a Limited Liability Company organized under the laws of Delaware, having offices at 315 Park Avenue South, 18th Floor, New York, NY 10010 (hereinafter called "Tenant").

                             W I T N E S S E T T H:

                                    ARTICLE 1

                       Premises, Term and Rent; Condition
                       of Premises; Landlord's Work; Etc.

            Section 1.0l. Landlord leases to Tenant, and Tenant hires from Landlord, subject to any ground leases and/or underlying leases and/or mortgages as hereinafter provided in Section 24.01, and upon and subject to the covenants, agreements, terms, provisions and conditions of this lease, for the term hereinafter stated, that portion of the building (hereinafter called the "Building") known as 315 Park Avenue South, New York, New York, consisting of the easterly portion of the nineteenth floor as set forth and designated as "Epsilon Space" on the diagram marked Exhibit A, attached hereto which diagram is an integral part of this lease (except for common areas, including, without limitation, areas devoted to elevator shafts and conduits for mechanical systems, which common areas Tenant shall have non-exclusive right to use with other Building occupants). Such leased Premises, together with all fixtures, equipment, installations and appurtenances which at the commencement of or during the term of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 4 of this lease) are hereinafter called the "Premises". The plot of land on which the Building is erected is hereinafter called the "Land". This agreement is called the "Lease".

            Section 1.02. This lease shall commence on February 15th, 2006 (The "Commencement Date") unless the Commencement Date is delayed as set forth herein and shall expire, unless same shall sooner cease or be terminated as hereinafter provided or pursuant to law, on August 31, 2008 (such term being hereinafter referred to as the "Term").The actual Commencement Date shall be five (5) days after the Landlord provides written notice to the Tenant that it has substantially completed the Landlord's Work set forth in Section 27.22 and described in Exhibit B to this lease. Substantially completed shall mean the Landlord has completed its work according to the agreed upon specifications and according to any applicable codes.

            Section 1.03. The rent reserved under this lease for the term shall be a fixed annual rent (hereinafter called the "Fixed Rent") as follows:

               (a) At the annual rate of $420,000 per annum for the period from and including February 15th , 2006 to and including August 31, 2008 and at such rate to be paid in equal monthly installments of $35,000 each, in advance, on the first day of each and every calendar month during the entirety of such period (plus such Additional Rent and other charges as shall become due and payable hereunder). The rent for the period February 15, 2006 through March 31, 2006 which is equal to $52,500 shall be paid to Landlord upon execution of this lease. Should the Commencement Date be a date later than the February 15, 2006 then the cost paid under the preceding sentence shall be credited in part or whole, as the case may be, to the following month's rent payment, which shall be adjusted according to the actual Commencement Date.

            Section 1.04. Tenant agrees promptly to pay the Fixed Rent, Additional Rent and other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever except as expressly provided in the Lease and to keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept, observed and performed. Any rental payment that is due under this Lease shall, if not received by Landlord by the tenth day of the month bear five (5%) percent surcharge for the late payment.

            Section 1.05. Additional Rent shall mean all charges owed pursuant to Sections 16.02, 16.04, 19.01, 21.04, 23.02, 23.03 and 23.04 and such other
Sections of similar purport.

            Section 1.06. If, by reason of any of the provisions of this lease, the term hereof expires on any date other than the last day of a calendar month (except if the term terminates by reason of Tenant's default hereunder), the Fixed Rent and Additional Rent for such calendar month shall be equitably prorated. If the Commencement day of the Lease is any day other than the first of a calendar month, the Fixed and Additional Rent for that first month shall be equitably prorated.

            Section 1.07. For all purposes hereof, it is agreed between the Landlord and the Tenant that the Premises consists of 12,000 square feet.

            Section 1.08. Tenant agrees to accept possession of the Premises in its "as is" physical condition and state of repair, upon substantial completion of the Landlord's Work as set forth in Section 27.22 and described in Exhibit B.

                                    ARTICLE 2

                  Rent after lease expiration; Security Deposit

            Section 2.01. If Tenant holds over beyond the Term, Tenant shall pay Landlord as use and occupancy, during the period that Tenant holds over an amount equal the sum of one hundred fifty (150%) percent of the Fixed and one hundred (100%) percent of the Additional Rent.

            Section 2.02. (a) Tenant shall deposit with Landlord upon the execution of this Lease $35,000 as security for its obligations under this lease.

                                    ARTICLE 3

                                 Use of Premises

            Section 3.01. The Premises shall be used and occupied for executive and general offices, by and for Tenant, or affiliate of Tenant and by and for permitted assignees, subtenants and licensees and uses ancillary thereto in connection with Tenants' business and for no other purpose. Tenant agrees that it shall not use the Premises or any part thereof, or suffer or permit the Premises or any part thereof to be used, for any purposes other than as set forth in the first sentence of this Section 3.01.

            Section 3.02. Tenant agrees that it shall not use or suffer or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, would in any way impair or unreasonably interfere with any of the Building systems or the proper and economic heating, cleaning, air conditioning or other similar servicing of the Building or the Premises (to the extent that same or any of same are to be furnished to the Premises), or impair or unreasonably interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

            Section 3.03. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, then Tenant at Tenant's sole cost and expense, shall duly procure the same and make the same available to inspection by Landlord. Tenant, at Tenant's sole cost and expense, shall at all times, comply with the requirements of each such license or permit. Notwithstanding anything in this lease to the contrary, Tenant shall not have any obligation to secure, or pay for, any license or permit for work which Landlord is responsible to perform in or about the Premises or the Building.

            Section 3.04 Landlord represents that the Certificate of Occupancy allows for use of the Premises as general offices.

                                    ARTICLE 4

                     Appurtenances, Etc., Not to be Removed

            Section 4.01. All fixtures, equipment, installations and appurtenances attached to or built into the Premises (hereinafter severally and collectively called, in this Section 4.01, "Appurtenances" other than trade fixtures and equipment) at the commencement of or during the term, whether or not furnished or installed at the expense of Tenant or by Tenant, shall be and remain part of the Premises and be deemed the property of Landlord and shall not be removed by Tenant, except as otherwise expressly provided in this lease. Without limiting the generality of the next preceding sentence, all electric, plumbing, heating, sprinkler, dumbwaiter and elevator systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, stairs, paneling, cupboards (whether or not recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, tile and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be Appurtenances, whether or not attached to or built into the Premises. Anything hereinbefore in this Article 4 contained to the contrary notwithstanding, any Appurtenances furnished and installed in any part of the Premises (whether or not attached thereto or built therein) at the sole cost and expense of Tenant may be removed from the Building by Tenant prior to the expiration of the term hereof. Tenant shall repair and restore, in a good and workmanlike manner, substantially to its condition prior to the furnishing or installation of any such Appurtenances any damages to the Premises or the Building caused by such removal. If any Appurtenance which as aforesaid may be removed from the Building by Tenant is not removed by Tenant from the Building within the time above specified therefor, deemed that the same has been abandoned by Tenant to Landlord. Tenant shall not be responsible to remove any Appurtenances which it has notified the Landlord in writing prior to vacating the Premises that it is abandoning.

            Section 4.02. All the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises, and any space in and/or adjacent to the Premises presently used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks, or other Building facilities, and the use thereof, as well as reasonable access thereto through the Premises for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance and/or decoration thereof, are expressly reserved to Landlord; provided, however, that Tenant may decorate the interior sides of the perimeter walls of the Premises.

                                    ARTICLE 5

                                Various Covenants

            Section 5.01. Tenant represents, warrants and covenants that Tenant will:

               (a) Subject to the provisions of Articles 6, 7 and 8 of this lease, take good care of the Premises, and, at Tenant's sole cost and expense,
(i) make all interior non-structural repairs (other than repairs occasioned by acts of Landlord, its agents, servants or employees, tenants or other occupants of the building) thereto as may be required to keep the Premises in good order and condition, and (ii) pay to Landlord the expense of making good any injury, damage or breakage to the Premises done by or on behalf of Tenant at the expiration of the Lease except if required by municipal law or regulation to be repaired at an earlier date.

               (b) Faithfully observe and comply with the rules and regulations annexed hereto and such additional reasonable rules and regulations of general applicability to the Building as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, provided, however, that
(i) in the case of any conflict between the provisions of this lease and any such rule or regulation, the provisions of this lease shall control, (ii) nothing contained in this lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant.

               (c) Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours, using best efforts to give Tenant 24-hours' notice, for the purposes of inspection, or of making necessary or required repairs, replacements or improvements in or to the Building or equipment, or of making repairs in or to the Premises, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this lease (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Premises all necessary materials, tools and equipment to the extent necessary and that no responsible alternate space is available to Landlord. Performance of such work shall be done in a manner which attempts to minimize disruption to Tenant's business in and access to the Premises).

               (d) Make no claim against Landlord or any lessor under any ground or underlying lease for any loss of or damage to any property of Tenant or others by theft or any injury or damage to Tenant or other persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, or any such damage caused by other tenants or persons in the Building or caused by construction of any private work unless caused by or due to the willful acts or omissions or the negligence of Landlord, its agents, servants, or employees or contractors. No property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this lease shall be brought upon or kept in the Premises.

               (e) Make no alterations, decorations, installations, repairs, additions, improvements or replacements (hereinafter collectively called "Tenant Changes") in, to or about the Premises except as provided in this clause (e):

                  (i) No Tenant's Changes costing more than $50,000.00 shall be made without Landlord's prior consent, and then only by contractors or mechanics approved by Landlord, such consent and approval to changes and contractors not to be unreasonably conditioned withheld or delayed. All contractors or mechanics, no matter the amount of the contract, shall provide the Landlord, prior to commencing work, with a copy of their worker's compensation certificate and their liability insurance policy naming the Landlord as an insured.

                  (ii) Tenant's Changes shall be done at Tenant's sole cost and expense and at such times, and in such manner so as to not unreasonably discomfort, inconvenience or annoy Landlord or any other tenant of the Building (it being acknowledged that the performance of Tenant's Changes may involve some such discomfort, inconvenience or annoyance);

                  (iii) Prior to the commencement of any Tenant's Change expected to cost more than $50,000.00, Tenant shall notify Landlord that it intends to undertake Tenant's Changes and shall generally describe to Landlord the nature of any such proposed Tenant's Changes, including Tenant's reasonably estimated cost therefor; within 10 days after any such notice, Landlord shall advise Tenant whether or not it shall require the submission of plans and specifications therefor, for Landlord's approval; if Landlord advises Tenant within such time that it shall not require such submission or if Landlord fails to advise Tenant within such time whether or not it shall require such submission, such submission shall not be required; if Landlord advises Tenant within such time that such submission shall be required, then prior to the commencement of such proposed Tenant's Changes, Tenant shall submit to Landlord, for Landlord's approval, plans and specifications (to be prepared by and at the sole cost and expense of Tenant) of such proposed Tenant's Changes in detail reasonably satisfactory to Landlord; and in any case in which Landlord requires the submission of any such plans and specifications, (A) the proposed Tenant's Changes provided for in such plans and specifications shall not be undertaken until Landlord has approved same, and such proposed Tenant's Changes shall not be continued pursuant to amendments or additions to such plans and specifications until Landlord has approved such amendments or additions, and (B) Landlord's approval shall be deemed given if Landlord has not given Tenant notice of objection to such plans and specifications, or to such amendments or additions, as the case may be, within fifteen (15) days after same, respectively, have been submitted to Landlord, such notice of objection to specify in reasonable detail the nature thereof;

                  (iv) In no event shall any material or equipment (except for communication, word processing and computer equipment or any other equipment used in Tenant's normal operations) be incorporated in or to the Premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement;

                  (v) Any mechanic's lien filed against the Premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within 30 days after Tenant receives notice of the same, at Tenant's expense, by filing the bond required by law or otherwise; and

                  (vi) All Tenant's Changes shall at all times comply with (A) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (B) reasonable rules and regulations of Landlord, and (C) to the extent required by Section 5.01(e), plans and specifications as aforesaid, or amendments or additions thereto as aforesaid, approved or deemed approved by Landlord.

               (f) Not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the County or the City of New York and not to do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises, which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord. If by reason of failure of Tenant to comply with the provisions of this paragraph including but not limited to, the use to which Tenant puts the Premises, the fire insurance rate shall at the beginning of this lease or any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged solely because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" rate for the Building or the Premises issued by an organization making fire insurance rates for the Premises, shall be conclusive evidence of charges in the fire insurance rate then applicable to the Premises.

               (g) Permit Landlord, at reasonable times and upon one day's prior notice, to show the Premises to any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the land upon which the Building is situate or of Landlord's interest therein, and their representatives, and during the period of nine months next preceding the date of expiration of the term thereof with respect to any part of the Premises similarly show any part of the Premises, at reasonable times, to any person contemplating the leasing of all or a portion of the same. Landlord will use best efforts not to disrupt the business activities of the Tenant during such showings.

               (h) At the end of the term, quit and surrender to Landlord the Premises broom-clean and in good order and condition, reasonable wear and tear, obsolescence and damage by the elements excepted, and Tenant shall remove all of its personal property, except as may be otherwise provided in Article 4 hereof. Any personal property which shall remain in the Premises after the expiration or termination of the term of this lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than 30 days prior to the expiration or not later than the day before any termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense.

               (i) At any time and from time to time, but not more than twice per year, upon not less than fifteen (15) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and modified and stating the modifications), specifying the dates to which the Fixed Rent, Additional Rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement so delivered may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or Landlord's interest therein.

               (j) Not move any safe, heavy machinery, heavy equipment, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which shall not be unreasonably withheld or delayed. If such safe, machinery, equipment, freight of bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the applicable laws, orders and regulations of all governmental authorities having or asserting jurisdiction over the Premises or the Building. Notwithstanding the consent of Landlord and subject to the terms of Sections 8.03 and 8.04. Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all reasonable costs and expenses and reasonable attorneys' fees incurred in connection with Tenant's moving such heavy equipment, and occasioned by the acts of Tenant, its agents, servants, employees, contractors, visitors or invitees and all costs reasonably incurred in repairing any such damage to the Building or appurtenances.

               (k) Unless attributable to the negligence or misconduct of Landlord, its officers, directors, agents and employees. Indemnify, and save harmless, Landlord and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, agents and employees, from and against any and all liability (statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, reasonable counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) arising from or in connection with the use of the Premises or from any work, installation or thing whatsoever done, by Tenant, its employees, contractors, agents, visitors, invitees, subtenants or licensees in the Premises during the term of this lease or arising from any condition of the Premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this lease or from any act, omission, or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

               (l) Not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, in violation of Section 202 of the Labor Law.

                                    ARTICLE 6

            Changes or Alterations by Landlord; Condition of Premises


            Section 6.01. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, all as Landlord may reasonably deem necessary or desirable providing there shall be no substantial diminution of building services to the Premises or of ingress or egress to and from the Premises. Landlord reserves the right to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may reasonably deem necessary or desirable. Any such changes or the like referred to in the two immediately preceding sentences shall not unreasonably interfere with Tenant's use or occupancy of the Premises, or materially reduce the usable area of the Premises, (beyond 1% of the Premises) any damage to the Premises resulting in the course of any such work shall be corrected promptly at the sole cost and expense of Landlord to the extent such correction is not inconsistent with the change or the like, and, with respect to the installation of pipes, ducts and conduits, same shall be concealed behind, beneath or within partitioning, columns, ceilings or floors, to the maximum extent possible, or completely furred at points immediately adjacent to any such partitioning, columns or ceilings, and same shall not materially reduce the usable area of the Premises. (beyond one (1%) percent of the Premises) Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

            Section 6.02 The Landlord will deliver the Premises to the Tenant vacant and free of tenancies on the Commencement Date. If Landlord fails to deliver Premises to Tenant by April 1, 2006, Tenant shall have the right to terminate this lease by written notice which shall be given no later than April 10, 2006 and upon receipt of such notice, Landlord shall refund to Tenant all sums paid to Landlord under this lease.

            Section 6.03. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time..

                                    ARTICLE 7

                             [Intentionally Omitted]

                                    ARTICLE 8

                              Damage by Fire, Etc.

            Section 8.01. If any part of the Premises shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and Landlord shall proceed with reasonable diligence, and in a manner consistent with the provisions of any ground or underlying lease and any mortgage affecting the same or the Land and/or the Building or Landlord's interest therein, to repair such damage, and if any part of the Premises shall be rendered untenantable by reason of such damage, during the period that the Premises shall be rendered untenantable by reason of such damage, the Fixed Rent and Additional Rent payable hereunder shall be abated proportionately for the period from the date of such damage to the date when the Premises or the damaged portion thereof shall have been made tenantable and Tenant has been given notice at least ten
(10) days prior or to such earlier date upon which the full term of this lease shall expire or terminate, unless such fire or other casualty resulted from the negligence of Tenant or the employees, licensees or invitees of Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, unless such inconvenience, annoyance or injury is occasioned by the acts or omissions of Landlord, its agents, servants, employees, contractors, visitors or invitees. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, which term, as used herein, means, Tenant's goods, furniture or furnishings or any fixtures, equipment, improvements, installations or appurtenances removable by Tenant as provided in this lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event that Tenant cannot move back into at least eighty (80%) percent of its space within 60 days, which period may be extended for another 60 days as required by municipal agencies, Tenant may terminate this lease unless Landlord has provided other space in the Building for Tenant to occupy comparable in building size and quality. Landlord shall within ten (10) days of casualty notify Tenant of estimated time to restore Premises, if it will take more than ninety (90) days to restore or if damage occurs in the last year of the Lease term, Tenant may terminate Lease.

            Section 8.02. Anything contained in Section 8.01 to the contrary notwithstanding, if substantial alteration or reconstruction of the Building (i.e. any alteration or reconstruction costing ten (10%) percent of the then value of the Building) shall, in the reasonable opinion of Landlord, be required as a result of damage by fire or other casualty, then this lease and the term and estate hereby granted may be terminated by Landlord by its giving to Tenant, within 30 days after the date of such damage, notice specifying a date, not less than 90 days after the giving of such notice, for such termination. In the event of the giving of such notice of termination, this lease and the term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the full term of this lease, and the Fixed Rent and Additional Rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 8.01 hereof. At such time of termination Landlord will return any portion of Tenant's Security Deposit minus reasonable reserves for Additional Rent that has not been previously applied to Tenant's obligations under the Lease.

            Section 8.03. Each party agrees to endeavor to have included in each of its fire insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's property in the Premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty therein covered) a waiver of the insurer's right of subrogation against the other party, or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives, before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) if, any other form of permission shall not be, or shall cease to be, obtainable (i) without additional charge or (ii) at all, the insured party shall so notify the other party promptly after learning thereof. In the first such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy.

            Section 8.04. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this lease to the extent to which it is insured for such loss, damage or destruction under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in Section 8.03 hereof. If, notwithstanding the recovery of insurance proceeds by either party for such loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then (provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected) the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party thereof, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section 8.04 shall relieve either party of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify any abatement of rent provided for elsewhere in this lease.

            Section 8.05. This lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

                                    ARTICLE 9

                                  Condemnation

            Section 9.01 In the event that the whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a non-material part of the Premises (i.e. less than 15%) shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and Additional Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken. In the event that only a part of the Premises shall be so condemned or taken, then, Landlord may, at Landlord's option, terminate this lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant of such termination within 90 days following the date on which Landlord shall have received notice of vesting of title. In the event that any portion of the Premises shall be so condemned or taken, then, Tenant, at Tenant's sole option, may terminate this lease and the term and estate hereunder granted as of the date of such vesting of title by notifying Landlord of such termination within 90 days following the date on which Tenant shall have received notice of vesting of title. If Tenant do not elect to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent payable hereunder shall be abated to the extent, if any, hereinbefore provided in this Article 9. In the event that only a part of the Premises shall be so condemned or taken and this lease and portion of the Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, however, Landlord shall not be obligated to repair any damage to Tenant's Property or replace the same.

            Section 9.02. In the event of a termination of this lease pursuant to Section 9.01, this lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full term of this lease, and the Fixed Rent and Additional Rent payable hereunder shall be apportioned as of such date. At such time of termination Landlord will return any portion of Tenant's Security Deposit minus reasonable reserves for Additional Rent that has not been previously applied to Tenant's obligations under the Lease.

            Section 9.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, Tenant not being entitled to receive any part of such award. The foregoing shall not prohibit Tenant's independent claim for the value of Tenant's trade fixtures and moving expenses and any other claim permitted under law.

            Section 9.04 It is expressly understood and agreed that the provisions of this Article 9 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

                                   ARTICLE 10

                              Compliance with Laws

            Section 10.01. Tenant, at Tenant's sole cost and expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Premises (including without limitation, any alteration of or to the electricity, plumbing, HVAC and sprinkler systems), unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to any use to which Tenant puts the Premises, if same is not permitted by the terms of this lease, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception herein above contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof, unless the reasonable estimated cost of such alteration is greater than $200,000.00 or more in which case Landlord shall have the option of either making such alteration at its own expense or terminating this lease and the term and estate hereby granted by giving to Tenant not less than 120 days' prior notice of such termination, provided, however, that if within 15 days after the giving by Landlord of its notice of termination as aforesaid, Tenant shall give notice to Landlord stating that Tenant elects to make such alteration at the sole cost and expense of Tenant, then such notice of termination shall be ineffective provided that Tenant, at Tenant's sole cost and expense, shall concurrently with the giving of such notice to Landlord execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance reasonably satisfactory to Landlord, obligating Tenant to promptly and duly make such alteration in a manner reasonably satisfactory to Landlord and to save Landlord harmless from any and all costs, expenses, penalties and/or liabilities (including, but not limited to, accountants' and attorneys' fees) in connection therewith or by reason thereof; and Tenant covenants and agrees that, after so electing to make any such alteration, Tenant will, at Tenant's sole cost and expense, and in compliance with all the covenants, agreements, terms, provisions and conditions of this lease, including but not limited to, Section 5.01(b) hereof, make such alteration and Tenant, at Tenant's sole cost and expense, will promptly and duly perform all the conditions of such undertaking which shall be deemed to constitute provisions of this lease to be kept or performed on the part of Tenant with the same force and effect as if same had been set forth herein.

            Section 10.02. In the event that a notice of termination shall be given by Landlord under the provisions of this Article 10 and such notice shall not become ineffective as hereinbefore provided, this lease and the term and estate hereby granted shall expire as of the date specified therefore in such notice with the same effect as if that were the date hereinbefore set for the expiration of the full term of this lease, and the Fixed Rent and Additional Rent payable hereunder shall be apportioned as of such date of termination. In addition, Landlord will return any portion of Tenant's Security Deposit minus reasonable reserves for Additional Rent that has been previously applied to Tenant's obligations under the Lease.

                                   ARTICLE 11

                                     Notices

            Section 11.01. (A) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease ("Notice(s)") shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if deposited in a securely fastened, postage prepaid envelope in a depository that is regularly maintained by the U.S. Postal Service, sent by registered or certified mail (return receipt requested) and in either case addressed:

            if to Tenant, Attn: Chief Financial Officer (a) at Tenant's address set forth in this Lease, or (b) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant's vacating, deserting, abandoning or surrendering such address, with a copy to Att: Legal Counsel, Epsilon 2410 Gateway Drive, Irving, Texas 75063 or if to Landlord, at Landlord's address set forth in this Lease, Attn: Joseph Mizrachi, with a copy to Raphael and Marks, Attn: Stephen M. Raphael, at 315 Park Avenue South, 19th Floor, New York, NY 10010.

(c) any Mortgagee who may have requested the same, by Notice given in accordance with the provisions of this Article 11, at the address designated by such Mortgagee or to such other address(es) as either Landlord or Tenant may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27.

            (B) Notices shall be deemed to have been rendered or given (a) on the date delivered, if delivered by hand, or (b) three (3) Business Days after mailing, if mailed as provided in Section 11.01(A). Notice given by counsel for either party on behalf of such party or by the Manager or Managing Agent on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Article. However, all default notices shall be sent by either the Landlord or its attorney.

      Section 11.02 Notwithstanding the provisions of Section 11.01, Notices requesting services for Overtime Periods pursuant to Section 16.04 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

                                   ARTICLE 12

             Damage to and Defects in Building Equipment and Systems

            Section 12.01. Tenant shall give Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building's plumbing, electrical, heating, air conditioning or other equipment or systems serving, located in, or passing through the Premises of which Tenant is aware. If such damage or defective condition was caused by, or resulted from the improper use by, Tenant or by the employees, agents, licensees or invitees of Tenant, all costs and expenses associated with the repair shall be paid by Tenant. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the intentional act or omission or the negligence of Landlord or its servants, contractors, visitors, employees, agents, licensees or invitees in the operation or maintenance of the Premises or the Building or the same shall not have been repaired by Landlord with reasonable diligence after notice thereof from Tenant to Landlord; nor shall Tenant be entitled to a claim of eviction ,real or constructive by reason of any such damage or defective condition.

                                   ARTICLE 13

                                    Defaults

            Section 13.01. The following are Acts of Default under this lease :

                    (a) Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within 60 days after the filing thereof,

                    (b) if a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code (the "Bankruptcy Code") or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within 120 days after its filing,

                    (c) if Tenant shall file a petition under the arrangement provisions of the Bankruptcy Code or under the provisions of any law of like import,

                    (d) if a permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within 160 days from the date of his appointment,

                    (e) if Tenant shall default in payment of any Fixed Rent or Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days after the notice of such default.

                    (f) if Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of Article 3 or Article 26 hereof on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within ten
(10) business days after Landlord shall have given to Tenant a notice specifying the same.

                    (g) if Tenant shall default in the keeping, observing or performance of any covenant, agreement, term, provision or condition of this lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (e) or (f) of this Section
1301), and if such default shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of 20 days, if Tenant (i) shall not, promptly upon the giving of such notice, notify Landlord of Tenant's intention to take all steps necessary to remedy such default with due diligence, and (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same.

                    (h) if any event shall occur or any contingency shall arise (except as expressly permitted by this lease) whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant (except as expressly permitted by this lease).

                    In the event that any of The Acts of Default in Sections 13.01(a)-(h) occur, Tenant shall be in default of this lease. Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of 10 days from the date of the giving of such notice, and, in the event such notice is given, this lease and the term and estate hereby granted shall expire and terminate upon the expiration of said 10 days with the same effect as if that day were the date hereinbefore set for the expiration of the full term of this lease, but Tenant shall remain liable for damages as provided in this lease or pursuant to law ("Default Termination"). If the term "Tenant", as used in this lease, refers to more than one person, then as used in clauses (a), (b),
(c) and (d) of this Section 13.01, said term shall be deemed to include all of such persons or any one of them; and, if this lease shall have been assigned, the term "Tenant", as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this lease, in which event the term "Tenant", as used in said clauses, shall not include the assignor so released.

            Section 13.02. If Tenant shall default in the payment of any Fixed Rent or Additional Rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due and after all applicable grace periods, or if this lease shall terminate as in Article 13 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter reenter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "reenter", "reentry" and "reentering" as used in this lease are not restricted to their technical legal meanings.

            Section 13.03. In the event of any termination of this lease under the provisions of Article 13 or in the event that Landlord shall reenter the Premises under the provisions of this Article 13 or in the event of the termination of this lease (or of reentry) by or under any summary dispossess or other proceeding or action undertaken by Landlord for the enforcement of its aforesaid right of reentry or any provision of law (any such termination of this lease being hereinafter called a "Default Termination"), Tenant shall thereupon pay to Landlord the Fixed Rent, Additional Rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or of such recovery of possession of the Premises by Landlord, as the case may be, and shall additionally also pay to Landlord damages as provided in Article 14 or pursuant to law. Also, in the event of a Default Termination, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but only to the extent such monies shall be credited by Landlord first against any Fixed Rent, Additional Rent or any other charge due from Tenant at the time of such Default Termination and then against any damages payable by Tenant under
Article 14 or pursuant to law, with the balance, if any, being paid to the Tenant.

            Section 13.04. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be inclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

                                   ARTICLE 14

                                     Damages

            Section 14.01. In the event of a Default Termination of this lease, Tenant shall immediately pay to Landlord as damages:

                    (a) sums equal to the aggregate of the Fixed Rent and any Additional Rent hereunder which would have been payable by Tenant had this lease not terminated by such Default Termination, payable upon the due date therefor specified herein following such Default Termination and until the date hereinbefore set for the expiration of the full term hereby granted. If Landlord shall relet all or any part of the Premises for all or any part of said period, which Landlord is not obligated to do, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in terminating this lease and or reentering the Premises and of securing possession thereof, as well as the reasonable expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions and all other reasonable expenses chargeable against the Premises and the rental therefrom for the stated term of this Lease in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause (a), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord, and (iii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the reasonable expenses of reletting.

            Section 14.02. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                                   ARTICLE 15

                                     Waivers

            Section 15.01. Tenant, for Tenant, and to the extent Tenant is able on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this lease or after the expiration or termination of this lease as herein provided or pursuant to law. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding unless the same may not be brought in a separate action by Tenant.

            Section 15.02. Except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency or any other statutory remedy.

                                   ARTICLE 16

                         Utilities and Building Services

            Section 16.01. Landlord will provide at Landlord's cost at least two passenger elevators and one freight elevator from the Building lobby to the Premises during Business Hours, and at least one elevator from the Building lobby to the Premises at all times set forth in the first sentence of Section
16.07. Heat, for the warming of the Premises and the public portions of the Building, will be supplied by Landlord during Business Hours in accordance with REBNY standards. "Business Hours", as used in this lease, means between 8:00 A.M. until 5:30 P.M on days other than Saturdays, Sundays and holidays. "Holidays" as used in this lease means all days observed by the State or federal government as legal holidays (New Year's Day, Martin Luther King's Birthday, Lincoln's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas). Business days shall mean all days other than Saturdays, Sundays and Holidays. Upon the request of Tenant, Landlord will advise Tenant of the projected schedule of Legal Holidays, as defined herein, to be observed in the Building, for such period of time following Tenant's requests as such observances are firm.

            Section 16.02. Landlord shall, pursuant to standard office building cleaning contracts in force from time to time, cause the Premises to be kept clean and cause refuse and rubbish to be removed from the Premises at Tenant's cost and expense. If Landlord shall change the cleaning service to a new company, it shall use due diligence when contracting with such company and shall require the new company to provide background screening for cleaning personnel.

            Section 16.03. Landlord shall provide at Landlord's cost air conditioning to the Premises from May 15th of each year through and including September 30th of each year during Business Hours (the "Cooling Season"). Landlord shall maintain all air conditioning equipment and systems. Landlord shall have the air conditioning equipment and systems in good working order at Landlord's expense, within Premises "on" and operational during Business Hours, as that term is defined in Section 16.01 of this lease.

            Section 16.04. Landlord will, when and to the extent reasonably requested by Tenant, furnish additional elevator, heating and air conditioning additional, upon such terms and conditions as shall be reasonably determined by Landlord; and Tenant shall pay to Landlord promptly on demand as Additional Rent Landlord's charges for such additional services. Without limiting the generality of the preceding sentence, Tenant shall pay to Landlord Landlord's actual cost for (i) all cleaning of the Building or any part thereof required because of the carelessness or indifference of Tenant, (ii) the removal of any of Tenant's refuse and rubbish from the Building.

            Section 16.05. At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent. If Landlord switches from automatic to manual elevators, Landlord shall provide, at no cost to Tenant, at least one elevator operator for each manual elevator during Business Hours as defined in Section 16.01 of this lease.

            Section 16.06. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be reasonably necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar cause beyond the reasonable control of Landlord. Landlord agrees to use reasonable diligence to restore any stopped or interrupted services or Building facilities.

            Section 16.07. Tenant shall have access to the Premises twenty-four
(24) hours a day, seven (7) days a week.


                                   ARTICLE 17

                       Lease Contains All Agreements; Etc.

            Section 17.01. This lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and neither Landlord nor Tenant, in executing and delivering this lease is relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this lease.

            Section 17.02. The failure of Landlord or Tenant to insist in any instance upon the strict performance of any provision of this lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by Landlord or Tenant of any provision of this lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be. No surrender of the Premises or of any part thereof or of any remainder of the term of this lease shall be valid unless accepted by Landlord in writing. Any breach by Tenant of any provision of this lease shall not be deemed to be waived by (a) the receipt and retention by Landlord of Fixed Rent or Additional Rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this lease or (d) the receipt and retention by Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any provision of this lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment of such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

                                   ARTICLE 18

                                  Parties Bound

            Section 18.01. The covenants, agreements, terms, provisions and conditions of this lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 22 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 18 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this lease shall not be binding upon Landlord herein named accruing with respect to any period subsequent to the transfer of its interest in the Building provided however, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 18.

                                   ARTICLE 19

                   Curing Tenant's Defaults -- Additional Rent

            Section 19.01. If Tenant shall be in default beyond an applicable grace period in the keeping, observance or performance of any provision or obligation of this lease, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable attorneys' fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including (without being limited to) any such reasonable cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as reasonable bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 16 hereof and any charges for other similar or dissimilar services incurred under this lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills within thirty (30) days after receipt, and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this lease. Tenant shall not be obligated to pay any legal fees or expenses of any kind incurred by Landlord in connection with Landlord's assertion against Tenant of claims that have no merit and are unsuccessfully asserted. Tenant also shall not be obligated to pay any expenses of any kind for services which Landlord is obligated to provide to Tenant pursuant to the terms of this lease or applicable law, unless this lease expressly obligates Tenant to pay such expenses pursuant to a provision of this lease other than this Section 19.01. If any Fixed Rent, Additional Rent or any other costs, expenses or disbursements payable under this lease including all money owed under Section 1.04 by Tenant to Landlord are not paid within thirty (30) days after their respective due dates, the same shall bear interest, from the respective due dates, at the rate of three (3%) percent per month or the maximum rate permitted by law, whichever is less, until paid and the amount of such interest shall be Additional Rent. If Tenant prevails in a legal action against Landlord, then pursuant this Lease Landlord shall reimburse Tenant for all reasonable legal costs.

            Section 19.02. In the event that Tenant is in default in payment of Fixed Rent or Additional Rent or any other charge, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

                                   ARTICLE 20

                              Inability to Perform

            Section 20.01. This lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from s doing by reason of strikes or labor troubles or any other cause beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency, except as otherwise expressly provided in the Lease.

                                   ARTICLE 21

                              Water and Electricity

            Section 21.01. Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electricity or water furnished to the Premises, except if any such failure, inadequacy or defect is the result of any negligent or willful act or omission of Landlord or its agents, employees, servants, licensees, or contractors.

            Section 21.02. Landlord shall furnish hot and cold water for (a) normal office use and in connection with the performance by Tenant of any Tenant's Changes in accordance with clause (e) of Section 5.01, (b) Landlord's air conditioning equipment during Business Hours, and (c) drinking, lavatory, kitchen and toilet facilities, in or near the Premises and Tenant's Separate Air Conditioning Unit. When water is furnished by Landlord for any other purpose, Tenant shall pay a reasonable amount for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed on any governmental authority or agency thereof based on the quantity of water so used by Tenant.

            Section 21.03. Subject to the provisions of Section 21.05, electricity shall be furnished to Tenant through the electrical lines and service presently servicing the Building, and Tenant shall purchase same from Landlord, on the basis provided in Section 21.04.

            Section 21.04 Tenant shall pay Landlord a fixed monthly consumption charge, commencing, at such time as rent commences pursuant to Section 1.10 of this Lease, for all electricity consumed in the Premises. Such charge shall initially be $3,000.00 per month (based on a $3.00 per square foot charge) (the "Base Electrical Charge") and shall be increased from time to time on the basis of either an increase in the total usage of electricity by Tenant or an increase in the rates, charges and fees paid by Landlord for electrical service, above Landlord's electrical rates charged to Landlord in 2005. Such increase will only occur after Landlord has conducted a survey of Tenant's electrical usage and given Tenant the opportunity to survey his own usage. In each case the Survey shall be done by people qualified in the field; if the parties' respective surveyors cannot agree then both surveyors will select a third surveyor whose opinion shall be dispositive.

            Section 21.05. Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant agrees that its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or existing wiring installation in the Building. Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps, typewriters, photocopiers, telephones, telexes, telecopier equipment, desk-top non-mainframe computers, kitchen electrical appliances, word processors, printers, postage machines and all equipment ancillary thereto and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent which consent shall not be withheld or delayed unreasonably. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole reasonable cost and expense of Tenant if, in Landlord's reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. Landlord reserves the right to terminate the furnishing of electricity on the basis provided in this Article 21 at any time, upon 90 days' notice to Tenant, in which event Tenant shall make application directly to the public utility for its own completely separate supply of electric current and Landlord shall permit its wires, feeders, conduits and risers, to the extent available and safely capable, to be used for such purpose. Any meters, risers, feeders or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility shall be installed at Landlord's sole cost and expense; provided, however, and anything hereinbefore contained to the contrary notwithstanding, Landlord shall not terminate the furnishing of electricity as aforesaid following the expiration of such 90 day period, and thereafter, for so long as Tenant does not have its own separable electric service, so long as Tenant is diligently pursuing the aforesaid application and the installation of its separate electric service. Rigid conduit only will be allowed. This lease shall otherwise remain in full force and effect at the time Landlord terminates the furnishing of electricity as aforesaid. Commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, Landlord shall no longer be entitled to charge or receive the fixed monthly consumption charge referred to in Section 21.04 and any payment made by Tenant for periods after Tenants' receipt of direct service shall be promptly refunded.

                                   ARTICLE 22

                          Assignment, Subletting, Etc.

            Section 22.01. Tenant other than pursuant to the provisions of this lease, shall not, whether voluntarily, involuntarily, by operation of law or otherwise (a) assign or otherwise transfer this lease or the term and estate hereby granted, (b) sublet the Premises or any part thereof, or allow the same to be used, occupied or utilized by any one other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this lease or the Premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior consent of Landlord which consent as to (a) and (b) above which may be withheld conditioned or delayed. The consent by Landlord to an assignment, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, or subletting or use or occupancy by others not expressly permitted by this Article.

            Section 22.02. If this lease be assigned in violation of the provisions of the lease or, in the event the assignor is released from all liability pursuant to the lease, Landlord may collect rent due to the Landlord from the assignee. If the Premises or any part hereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Rent herein reserved and the charges herein provided for, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 22.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this lease. References in this lease to use or occupancy by other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and other claiming under or through Tenant, immediately or remotely.

            Section 22.03. The use of any portion of the Tenant's facilities by a subsidiary of the Tenant or an entity controlled by the Tenant shall not be regarded as a subletting under this lease.

            Section 22.04. The placement of or any person or entity name whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Article 22.

            Section 22.05. Anything contained in this Lease to the contrary notwithstanding, if Tenant as a debtor in possession under the Bankruptcy Code or Tenant's trustee under the Bankruptcy Code contemplates an assignment of this lease pursuant to the Bankruptcy Code to any person, firm or corporation which shall have made a bona fide offer to accept such an assignment on terms and conditions which are acceptable to such debtor in possession or trustee, then notice of such proposed assignment shall be given to Landlord at least 15 days prior to the date that an application to a court of competent jurisdiction for approval of and authority to enter into such proposed assignment is contemplated. Such notice shall set forth the name and address of the proposed assignee, all of the terms and conditions of the proposed assignment, including any consideration therefor, and the nature of the adequate assurance to be provided Landlord to assure the future performance under this lease of such proposed assignee. Landlord may thereupon elect, by notice to Tenant given at any time prior to the later of the date upon which the aforesaid application for approval and authority is contemplated or the effective date of the proposed assignment, to accept, for itself or on behalf of a nominee, an assignment of this lease upon the same terms and conditions as are contemplated by the aforesaid offer (less any brokerage commissions which would be payable in connection with such proposed assignment). If Landlord does not so elect to accept such an assignment, then (a) upon the effective date of the proposed assignment, the proposed assignee shall be deemed to have assumed all of the obligations of Tenant arising hereunder from and after such effective date, without further action on the part of such proposed assignee (but such proposed assignee shall nevertheless at Landlord's request, execute and deliver, at its own cost and expense, to Landlord such an instrument confirming such assumption as Landlord may reasonably require), and (b) any consideration payable or otherwise to be delivered in connection with such proposed assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property or Tenant of Tenant's bankruptcy estate.

                                   ARTICLE 23

                                   Escalation

            Section 23.01. As used in this Article 23, the words and terms which follow mean and include the following:

               (a) "Tax Year" shall mean each fiscal year, (July 1 through the succeeding June 30) subsequent to the fiscal year 2005/2006 in which occurs any part of the term of this lease.

               (b) Base Year shall mean the fiscal year 2005/2006

               (c) "Tenant's Proportionate Share" shall mean three (3%) percent.

               (d) "Taxes" shall mean the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Real Property (including, without limitation, (i) assessments made upon or with respect to any "air" and "development" rights now or hereafter appurtenant to or affecting the Real Property, (ii) any fee, tax or charge imposed by any Government Authority for any vaults, vault safe or other space within or outside the boundaries of the Real Property, and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building); provided that if, because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Real Property of the Building, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes or for an increase in any of the foregoing Taxes, such other tax or assessment shall be deemed part of Taxes computed as if Landlord's sole asset were the Real Property. Anything contained herein to the contrary notwithstanding, Taxes shall not be deemed to include (a) any taxes on Landlord's income, (b) franchise taxes, (c) estate or inheritance taxes, or (d) any similar taxes imposed on Landlord, unless such taxes are levied, assessed or imposed as a substitute for the whole or any part of, or as a substitute for an increase, the taxes, assessments, levies, fees, charges and impositions that now constitute Taxes.

               (e) "Real Estate Tax Base" shall mean Real Estate Taxes for the City of New York for the fiscal year June 1, 2005 - June 30, 2006.

               (f) Operating Year shall mean each calendar year, subsequent to calendar year 2006, in which occurs any part of the term of the Lease.

               (g) (A) "Operating Expenses" shall mean the aggregate of those costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, replacement, management, security and maintenance of the Real Property, Building Systems, sidewalks, curbs, plaza, and other areas adjacent to Building, and with respect to the services provided to tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plans and other benefits or similar expenses relating to employees of Landlord below the level of building manager engaged at the building in the operation, cleaning, repair, safety, replacement, management, security or maintenance of the Real Property and the Building Systems or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any Requirement, union contract or otherwise with respect to said employees; (iii) the cost of gas, oil, steam, water, sewer rental, HVAC and other utilities furnished to the Building and utility taxes; (iv) the expenses incurred for casualty, rent, liability, fidelity, plate glass and other insurance; (v) expenditures, whether by purchase or lease, for capital improvements and capital equipment that under generally applied real estate practice are expensed or regarded as deferred expenses and capital expenditures, whether by purchase or lease, that are made by reason of Requirements or for emergency or labor-saving devices or security or property protection systems or in lieu of a repair, in each case such capital expenditures to be included in Operating Expenses for the Operating Year in which such costs are incurred and every subsequent Operating Year, on a straight -line basis, to the extent that such items are amortized over its longest useful life under GAAP with interest calculated at an annual rate equal to three (3%) percent over the Base Rate in effect at the time of Landlord's having made said expenditure; (vii) the cost or rental of all supplies, tools, materials and equipment used exclusively at the Building; (viii) the cost of uniforms, work clothes and dry cleaning; (ix) the cost of window cleaning, janitorial, concierge, guard, watchman or other security personnel, service or system, if any; (x) management fees not in excess of those customarily charged by management companies operating similar space; (xi) charges of independent contractors performing work included within this definition of Operating Expenses; (xii) telephone and stationary costs at the Building; (xiii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Real Property; (xiv) association fees and dues; (xv) the cost of decorations; (xvi) depreciation of hand tools and other movable equipment used in the operation, cleaning. Repair, safety, security or maintenance of the Building; (xvii)15% - of all electrical costs incurred in the operation of the Real Property.

            Provided, however, that operating expenses shall not include the foregoing costs and expenses which shall be excluded or have been deducted from them, as the case may be:

      (1) salaries benefits, wages, bonuses and other compensation to person at or above the grade building manager;
      (2) amounts received by Landlord through proceeds of insurance to the extent they are compensation of sums previously included in Operating Expenses;
      (3) cost of repairs or replacement incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor; which may include application of any proceeds to reduction of any mortgage debts;
      (4) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant's or Landlord's expense,
      (5)   Taxes;
      (6) refinancing costs, mortgage interest, amortization payments, reserves and other charges due under any mortgage;
      (7) leasing commissions, rental concessions, Tenant build-outs, Landlord's work and lease buy-outs;
      (8) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Fixed Rent and Escalation Rent;
      (9)   depreciation;
      (10) overhead and profit increment paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they rendered by an affiliate;
      (11)  rental under any ground or underlying lease;
      (12) professional fees not attributable to the operation or management of the Real Property and professional fees attributable to disputes with, or preparation of leases for, tenants and prospective tenants;
      (13)  advertising and promotional expenses with respect to the Property;
            and
      (14) 85% of all electrical costs incurred in the operation of the Real Property.
      (15) costs incurred in connection with a transfer or disposition of the Real Property or Building

            If the Landlord purchases any item of capital equipment or makes any capital expenditure that is intended to have the effect of reducing the expenses that would otherwise be included in Operating Expenses, then the costs of such capital equipment or capital expenditure shall be included in Operating Expenses for the Operating Year in which the costs are incurred and every subsequent Operating Year on a straight-line basis, to the extent that such items are amortized over an appropriate period, with interest calculated, at an annual rate of three (3%) percent over the Base Rate in effect at the time of Landlord's having made said expenditure. If Landlord leases any item of capital equipment that results in savings or reductions in expenses that would otherwise be included in Operating Expenses, then the rentals and other costs paid with respect to such leasing shall be included in Operating Expenses for the Operating Years in which such rentals and costs are incurred.

    If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord for all or any portion of an Operating Year, Operating Expenses for such Operating Year shall be deemed to be increased by an amount equal to the additional Operating Expenses which reasonably would have been incurred during such Operating Year by Landlord if it had, at its own expense, furnished such work or service to such tenant, less if Tenant shall be the tenant to whom Landlord is not furnishing any such work or service, the actual reduction, if any, in the amount payable to the contractor or supplier providing such work or service to the Building by reason of the non-provision thereof to Tenant.

               (A) Tenant shall pay as Escalation Rent for each Operating Year an amount ("Tenant's Operating Payment") equal to Tenant's Share of the amount by which Operating Expenses for such Operating Year are greater than the Base Operating Factor.

               (B) Landlord shall furnish to Tenant, with respect to each Operating Year, a Landlord's Operating Statement setting forth Landlord's estimate of Tenant's Operating Payment for such Operating Year ("Tenant's Protected Operating Share"). Tenant shall pay to Landlord on the first day of each month during such Operating Year, as Escalation Rent, an amount equal to one-twelfth of Tenant's Projected Operating Share for such Operating Year. If, however, Landlord furnishes any such Landlord's Operating Statement for an Operating Year subsequent to the commencement of such Operating Year, then (a) until the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to landlord under Section 3.3 in respect of the last month of the preceding Operating Year; (b) after such Landlord's Operating Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Operating Share previously made for such Operating Year were greater or less than the installments of Tenant's Projected Operating Share to be made for such Operating Year in accordance with such estimate, and (i) if there is a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand thereof, or (ii) if there was an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rental or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit any such overpayment due Tenant, Landlord shall deliver to Tenant Landlord's check in the amount of the refund due Tenant within thirty (30) days after Tenant shall first be entitled to a credit for the overpayment of Operating Expenses; and (c) on the first day of the month following the month in which such Landlord's Operating Statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Projected Operating Share shown in such Landlord's Operating Statement with a new estimate of Tenant's Projected Operating Share for such shall be adjusted and paid or credited, as the case may be, substantially, in the same manner as provided in the preceding sentence.

               (C) After the end of each Operating Year, Landlord shall furnish to Tenant a Landlord's Operating Statement for such Operating Year. Each such year-end Landlord's Operating Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by the Manager or a certified public accountant designated by Landlord from which Landlord shall make the computation of Additional Rent due in respect of Operating Expenses hereunder. In making computations of Operating Expenses, the certified public accountant or the Manager may rely on Landlord's reasonable estimates and allocations whenever said estimates and allocations are needed for this Article 3. If the Landlord's Operating Statement shows that the sums paid by Tenant under Section 3.3(B) exceeded Tenant's Operating Payments required to be paid by Tenant for such Operating Year, Landlord shall credit the amount of such excess against subsequent payments of Rental or, if at the end of the Term there shall not be any further installments of Rental remaining against which Landlord can credit such overpayments due Tenant, Landlord shall deliver to Tenant Landlord's check in the amount of the refund due Tenant within thirty (30) days after Tenant shall be entitled to a credit for the overpayment of Operating Year shows that the sums so paid by Tenant were less than Tenant's Operating Payment due for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

               (h) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year of Operating Year (as the case may be) pursuant to this Article 36.

            Section 23.02. If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay Landlord, as Additional Rent for the Premises for such Tax Year, an amount (herein called the "Tax Payment") equal to Tenant's Proportionate Share of the amount by which Real Estate Taxes for such Tax Year are greater than the Real Estate Tax Base.

            Section 23.03. Landlord shall furnish Tenant, at the commencement of each Tax Year and Operation Year, as the case may be, a written statement of the actual tax payment, pursuant to Section 23.02 hereof, and the Annual Escalation Statement, pursuant to Section 23.01(g) hereof. Tenant shall pay to Landlord on the first day of each month during such Tax Year and such Operation Year an amount equal to one-twelfth of the Tax Payment for such Tax Year and one-twelfth of the Annual Operation Escalation for such Operation Year. If, however, Landlord shall furnish any such statement for an Operation Year or a Tax Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operation Year or Tax Year; (b) promptly after such statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment or the Annual Escalation previously made for such Tax Year or Operating Year, as the case may be, were greater or less than the respective installments thereof to be made for such Operating Year or Tax Year in accordance with such statement, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof within thirty
(30) days of Landlord's furnishing to Tenant such statement; and (c) on the first day of the month following the month in which such statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Operation Year or Tax Year, as the case may be, Tenant shall pay to Landlord an amount equal to one-twelfth of the Tax Payment or one-twelfth of the Annual Operation Escalation, as the case may be, shown on such statement. Landlord shall furnish to Tenant within 30 days of the commencement of each Operative Year and each Tax Year a copy of the bill or bills for Real Estate Taxes applicable to the Tax Year as to which each such Statement relates.

            Section 23.04. Payments shall be made pursuant to this Article 23 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this lease, provided the Escalation Statement is furnished within one year thereafter.

            Section 23.06 In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Proportionate Share of any increase thereof in respect of such Tax Year, Landlord shall credit or refund to Tenant Tenant's Proportionate Share of the refund of such taxes received by or credited to Landlord (after deduction of reasonable expenses, including reasonable counsel fees, incurred by Landlord in connection with reducing the assessed valuation and/or in obtaining such refund of taxes). Only Landlord and not Tenant shall have the right to initiate, contest or resolve proceedings involving the assessed valuation or refund of taxes.

            Section 23.07. In no event shall the Fixed Rent under this Lease (exclusive of the Additional Rent under this Article) be reduced by virtue of this Article.

                                   ARTICLE 24

                                  Subordination

            Section 24.01. This lease is and shall be subject and subordinate in all respects to all underlying leases now or hereafter covering the real property or any portion thereof of which the Premises form a part and to all mortgages and trust indentures which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises form a part, or any part or parts of such real property, and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages, or indentures, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages or indentures. This Section 24.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, at its sole cost and expense, and deliver promptly any estoppel certificate or other document that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request. Tenant agrees that, in the event any proceedings are brought for the foreclosure of any mortgage or indenture referred to herein, to attorn to the purchaser upon any such foreclosure sale and to recognize such purchaser as the landlord under this lease. In the event of the enforcement by any mortgagee of the Building of remedies provided for by law or by such mortgage, any person succeeding to the interest of the Landlord as the result of such enforcement shall not be bound by any payment of Fixed Rent or Additional Rent for more than one month in advance not received by it.

                                   ARTICLE 25

                                 Quiet Enjoyment

            Section 25.01. Landlord covenants that if and so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this lease and to the mortgages to which this lease is subject and subordinate, as hereinbefore set forth.

                                   ARTICLE 26

                                    Insurance

            Section 26.01. Tenant covenants to provide prior to entry upon the Premises and to keep in force and effect during the demised term: (1) comprehensive general liability insurance relating to the Premises and its appurtenances on an occurrence basis against claims for bodily injury or death on account of accident upon the Premises with minimum limits of liability in amount of $1,000,000.00 per occurrence; and $2,000,000.00 in the aggregate and
(2) workmen's compensation insurance to cover all persons engaged in Tenant's Changes. Tenant agrees to deliver to Landlord, for all current insurance policies a Certificate of Insurance in compliance with its obligations hereunder.

            Section 26.02. All of the aforesaid insurance shall be issued in the name of Tenant and shall name Landlord (and any designee(s) of Landlord, with an insurable interest in the Building) as an additional insured and shall be written by responsible insurance companies licensed to do business in New York State; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations and shall, by virtue of an automatic endorsement, require: (1) such insurance may not be canceled or amended with respect to Landlord (or its designee(s) except upon 30 days written notice by registered mail to Landlord (and such designee(s) by the insurance company; and (2) Tenant shall be solely responsible for payment of premiums and that Landlord (or its designee(s)) shall not be required to pay any premiums for such insurance. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under other provisions of this Lease.

            Section 26.03. The minimum limits of the comprehensive general liability policy of insurance shall be subject to increase at any time, and from time to time, after the commencement of the third (3rd) year of the term hereof if Landlord in the exercise of its reasonable judgment shall deem the same necessary for adequate protection and has been requested by the then existing mortgagee. Within 30 days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with.

                                   ARTICLE 27

                                  Miscellaneous

            Section 27.01. If at any time or times during the Term of this Lease, the Rental reserved in this Lease is not fully collectible by reason of any Requirement, Tenant shall enter into such agreements and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents that may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved under this Lease). Upon the termination of such legal rent restriction (a) the Rental shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the remainder of the Term, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the items of Rental that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by tenant to Landlord during the period or periods such legal rent restriction was in effect. This provision shall survive the expiration or earlier termination of this Lease to the maximum enforceable extent.

            Section 27.02. If, in connection with Landlord's obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder reduce Tenant's rights or remedies or materially adversely affect the leasehold interest hereby created.

            Section 27.03. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and any permitted load must be placed by Tenant, at Tenant's sole cost and expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's sole cost and expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. If the Premises be or becomes infested with vermin as a result of any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

            Section 27.04. Tenant shall not be entitled to exercise any option granted to it by this lease, if any, at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this lease and Landlord has previously given Tenant notice of such default.

            Section 27.05. If Landlord has comparable space available in the Building at a comparable rent, Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

            Section 27.06. Landlord and Tenant represent that it has not dealt with any person, firm or corporation in connection with this transaction other than Trammell Crow Realty whose commission Landlord agrees to pay, and the Landlord agrees to indemnify, defend and hold the Tenant harmless from any damage or claim suffered by that other party as a result of any breach of this representation.

            Section 27.07. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or the Land and Building), so that in the event of any sale or sales of the Land and Building, or in the event of a lease of the Building, or of the Land and Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, except for any and all liabilities and obligation incurred by Landlord prior to such sale or lease, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such purchaser or lessee shall be required by Landlord to give notice to Tenant of its assumption. No general or limited partner or shareholder of Landlord (including any general or limited partner or shareholder, any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable for the performance of Landlord's obligations under this lease. The liability of Landlord (including any assignee or successor of Landlord) for Landlord's obligations under this lease shall be limited to Landlord's interest in the land and Building and Tenant shall not look to any of Landlord's other assets in seeking either to enforce Landlord's obligations under this lease or to satisfy a judgment for Landlord's failure to perform such obligations.

            Section 27.08. The submission by Landlord of the lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

            Section 27.09. The acknowledgments of the execution of this lease by Landlord and Tenant are solely for the purpose of manifesting the respective authorizations for execution. Neither Landlord nor Tenant shall record this lease or any memorandum thereof without the consent of the party not proposing such recording, and the violation of the provision shall be deemed a substantial default hereunder.

            Section 27.10. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease are stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated.

            Section 27.11. Landlord shall make available to Tenant on the directory in the lobby of the Building five (5) listings, which listings may include subtenants or others occupying the Premises in accordance with the terms hereof. The initial listing shall be without charge to Tenant. From time to time, Landlord shall revise the directory to reflect such changes in the listings therein as Tenant may request, and Tenant within thirty (30) days after demand by Landlord shall pay to Landlord, as Additional Rent, Landlord's cost in making each revision that Tenant requests. Tenant may install a sign on the entry door to the Premises.

            Section 27.12. If any of the provisions of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby and shall remain valid and enforceable, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            Section 27.13. Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity and Tenant agrees that in all disputes arising directly or indirectly out of this Lease Tenant shall be subject to service of process at its offices located within the building and the exclusive jurisdiction for such actions shall be either in the United States Court for the Southern District of New York or the New York State Supreme Court for the County of New York. The provisions of this Section 27.13 shall survive the expiration of this Lease.

            Section 27.14. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease . This Lease may not be changed, abandoned or discharged, in whole or in part, nor may any of its provisions be waived except by a written agreement that (a) expressly refers to this Lease, (b) is executed by the party against whom enforcement of the change, abandonment, discharge or waiver is sought and (c) is permissible under the Mortgage(s).

            Section 27.15. Any apportionment or prorations of Rental to be made under this Lease shall be computed on the basis of a three hundred sixty (360) day year, with twelve (12) months of thirty (30) days each.

            Section 27.16 The laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York shall govern and control the validity, interpretation, performance and enforcement of this Lease, without reference to New York State's choice of law rules.

            Section 27.17. Each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) limited liability company and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request).

            Section 27.18. The captions and article headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

            Section 27.19 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

            Section 27.20. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

            (a) The words "herein", "hereof", "hereunder" and "hereby" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section unless expressly so stated.

            (b) Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants, each separate and independent of any other terms of this Lease.

            (c) Reference to Landlord as having "no liability" or being "without liability" shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises, except as otherwise expressly provided in this Lease and provided that Tenant does not waive any rights under law that are not expressly waived in this Lease.

            (d) Reference to "termination of this Lease" or "expiration of this Lease" and words of like import includes expiration or sooner termination of this Lease and the Term and the estate hereby granted or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at noon on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

            (e) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            Section 27.21 By written notice sent to the Landlord prior to June 1, 2007, Tenant may cancel this Lease as of August 31, 2007 in which event when the Lease expires and terminates shall become August 31, 2007 and the Use and Occupancy charges set forth in Paragraph 2.01 shall take effect as of September 1, 2007.

            Section 27.22 Landlord shall, as it sole responsibility for construction work, create demising walls with fire emergency doors at the places located on Exhibit A and marked as "A" and "B". The area shown on Exhibit A as cross hatched shall be a common area for both portions of the 19th floor.

            Section 27.23. This Lease is subject to Landlord's obtaining the approval of the mortgagee, the Bank of America within twenty-one (21) days after its execution.

            Section 27.24. Provided, Landlord's maintenance personnel coordinate all access with the Tenant's designated personnel. The Landlord shall have the right of access to the telephone control room and electricity panels contained in the Tenant's premises for routine maintenance and emergencies. Landlord will make all best efforts to give Tenant, if practical, twenty-four (24) hours notice of its need to access the telephone room and electrical panel box. Landlord acknowledges and agrees that due to Tenant's security policies, that all Landlord and Landlord maintenance personnel may be required to sign-in at the Tenant's reception, show identification and be escorted at all times while in Tenant's premises.

            Section 27.25 Tenant will from time to time as requested by Landlord provide Landlord with an Estoppel Certificate within five (5) business days of receipt of such request. Failure to provide an Estoppel Certificate in a timely manner shall be an Act of Default.

                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed the lease as of the year and date first above written.

                                LANDLORD:

                                TM PARK AVENUE LLC

                                By:
                                   ----------------------------------------

                                TENANT:
                                EPSILON INTERACTIVE LLC

                                By:
                                   ----------------------------------------
                                   Al DiGuido, its President and Managing Member

                                TABLE OF EXHIBITS

Exhibit A   Diagram of Demised Premises Showing its Division

Exhibit B   Landlord's Work Letter

                                    EXHIBIT B

LANDLORD'S WORK

      Landlord will construct two (2) demising walls at the places set forth on Exhibit A as "A" and "B". The demising walls will contain doors which may be locked by the Tenant and opened from the Landlord's side only in the event of a fire or similar emergency. In other respects the Premises are delivered as is and the Landlord has no other work obligations under this Lease.

State of New York    )
County of New York   ) ss.:

On the ______ day of ___________________ in the year ______ before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

-----------------------------------
Notary Public

State of New York    )
County of New York   ) ss.:

On the ______ day of ___________________ in the year _____ before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

-----------------------------------
Notary Public

                              RULES AND REGULATIONS

      1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

      2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung, in, or used in connection with any window or door of the Premises, without the prior consent of Landlord which will not be withheld, delayed or conditioned unreasonably. Landlord consents to all curtains, blinds, shades and screens presently in the Premises. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, reasonably approved by the Landlord.

      3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside (and which is visible from outside) other than from the elevators the Premises of the Building without the prior consent of Landlord which will not be withheld, delayed or conditioned unreasonably.

      4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air conditioning enclosures.

      5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building nor placed in the public halls, corridors or vestibules.

      6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant, who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the Premises shall be emptied, cared for and cleaned by and at the expense of Tenant.

      7. Except as otherwise expressly provided in the lease to which these rules and regulations are annexed, no tenant shall in any way deface, any part of the Premises or the Building.

      8. No vehicles, animals, fish except fish tanks, reptiles, insects or birds of any kind shall be brought into or kept in or about the Premises.

      9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb other tenants of the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Building by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

      10. No tenant, nor any tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance other than those normally used in the ordinary course of Tenant's business.

      11. Additional locks or bolts of any kind which shall not be operable by the master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by such master key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

      12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other objects or matter of any description must take place during such hours and in such elevators as Landlord or its agent may reasonably determine from time to time. Landlord reasonably reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other objects or matter to submit a pass, listing such package or object or matter, from the tenant from whose Premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

      13. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the manufacture or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for manufacturing, or for the sale at retail or auction of merchandise, goods or property of any kind.

      14. No tenant shall obtain, purchase or accept for use in the Premises coffee cart, towel, barbering, bootblacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the Premises, and under such regulations, as may be reasonably fixed by Landlord.

      15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

      16. All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register.

      17. Tenant, before closing and leaving the Premises at any time, shall see that all operable windows are closed and all lights are turned out. All entrance doors in the Premises shall be left locked by tenant when the Premises are not in use.

      18. Unless Landlord shall furnish electric energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electric energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.

      19. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

      20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

      21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

      22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

      23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the foregoing lease.

      24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.